SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ----------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) AUGUST 31, 1999


                        ASSET INVESTORS CORPORATION
           (Exact name of registrant as specified in its charter)


        DELAWARE                    001-09360         84-1038736
 (State or other jurisdiction of   (Commission      (I.R.S. Employer
 incorporation or organization)    File Number)     Identification No.)


         3410 SOUTH GALENA, SUITE 210
              DENVER, COLORADO                              80231
     (Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code (303) 614-9400



ITEM 5.    OTHER EVENTS

Merger Agreement

           Asset Investors Corporation, a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger by and between the Company and Commercial Assets, Inc. ("CAX"), dated as of August 31, 1999 (the "Merger Agreement"), pursuant to which CAX will merge with and into the Company, with the Company as the surviving entity. Under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01, of CAX will be converted into the right to receive 0.4075 shares of common stock, par value $0.01, of the Company. The Merger is conditioned upon, among other things, the approvals of stockholders of the Company and CAX and receipt of any necessary regulatory approvals. Attached as Exhibit
99.1 and incorporated herein by reference is a copy of the joint press release of the Company and CAX announcing execution of the Merger Agreement.


ITEM 7.           EXHIBITS

       2.1 Agreement and Plan of Merger, dated as of August 31, 1999, by and between the Registrant and Commercial Assets Inc.
      99.1 Joint Press Release of the Company and CAX issued August 31,
           1999


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ASSET INVESTORS CORPORATION


                                    By: /s/ David M. Becker
                                        ______________________
                                        David M. Becker
                                        Chief Financial Officer

Date: September 3, 1999